UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST REPORTED EVENT - AUGUST 19, 2005


                        XL GENERATION INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)


           NEVADA                    333116045                 20-0909393
 ------------------------------    ------------           ----------------------
(State or other jurisdiction of    (Commission                  (IRS Employer
         incorporation)            File Number)           Identification Number)


                           460 SAINT-GABRIEL, SUITE 21
                        MONTREAL, QUEBEC, CANADA H2Y 2Z9
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (514) 397-0575
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                                TABLE F CONTENTS

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

ITEM 9.01    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of November 1, 2005, the Company has entered into an Indemnification Agreement with each officer of the Company and member of its Board of Directors (each such individual, an "Indemnitee"), in substantially the same form as the Form of Indemnification Agreement, entered into between XL Generation International Inc. and the Company's officers and directors and filed herewith. Pursuant to such indemnification agreement (the "Indemnification Agreement") with the Company, the Company has agreed to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an Affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by law.


ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 19, 2005, XL Generation International Inc. (referred to herein as "we," "us," the "Registrant" or the "Company"), filed a Form 8-K describing its acquisition of all of the issued and outstanding shares of XL Generation AG. The Registrant hereby amends such Report on Form 8-K to provide (i) that information which would be required if the Registrant were filing a general form for registration of securities on Form 10-SB; and (ii) the consolidated audited financial statements of XL Generation AG.

                                     PART I

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

The Company was incorporated in the State of Nevada on March 18, 2004. From the date of its incorporation until June 17, 2005, the Company was in the development stage of its business of developing online and network security management software and online and network security consulting services.

A change of control occurred at the Company on June 17, 2005. In connection with this change in control, the Company's purpose became to seek, investigate and, if such investigation warranted, merge or acquire an interest in business opportunities presented to it by persons or companies who or which desired to seek the perceived advantages of a Securities Exchange Act of 1934 registered corporation. The Company's discretion in the selection of business opportunities was unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

On June 29, 2005, the Company entered into a Letter of Intent (the "Letter of Intent") regarding a share exchange with XL Generation AG. Pursuant to the terms of the Letter of Intent, the Company agreed to acquire all of the issued and outstanding shares of common stock of XL Generation AG in exchange for the issuance at closing of an aggregate of 15 Million shares of restricted common stock (the "Common Stock") of the Company (the "Exchange Offer"). The Letter of Intent provided that in the event that substantially all of XL Generation AG's shareholders agreed to participate in the Exchange Offer on that date, such shareholders would thereafter collectively own approximately 60% of the issued and outstanding shares of the Company's Common Stock as of such date, and the Company would hold all or substantially all of the issued and outstanding shares of XL Generation AG's common stock. It was determined that XL Generation AG is domiciled in Zug, Switzerland, and that, to the knowledge of the Company, XL Generation AG's shareholders are non-U.S. persons. The Exchange Offer was made to the shareholders of XL Generation AG pursuant to the exemption from registration provided by Regulation S promulgated under the U.S. Securities Act of 1933, as amended. The Letter of Intent also provided that the Company's Common Stock would be issued directly to the shareholders of XL Generation AG who accepted the Exchange Offer. The Exchange Offer was conditioned on its acceptance by at least 90% of the stockholders of XL Generation AG, the completion of due diligence by the Company, the absence of litigation related to XL Generation AG, and other conditions contained in the Letter of Intent which were to be performed or waived no later than August 31, 2005. The Letter of Intent provided that at the closing of the Exchange Offer, the Company was to appoint a minimum of five (5) new Directors and Officers. The Letter of Intent furthermore provided that the Company was permitted to change its name to "XL Generation International".

On August 19, 2005, the Company entered into and closed a Share Exchange Agreement (the "Share Exchange Agreement") with XL Generation AG, as contemplated by the Letter of Intent. Pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of common stock of XL Generation AG. The parties have agreed to make certain post-closing deliveries (the "Post-Closing Deliveries") as discussed in further detail below. Until the completion of the Post-Closing Deliveries, all of the shares of the common stock of the Company and XL Generation AG will be held in escrow. The Exchange Offer was conditioned on its acceptance by at least 90% of the stockholders of XL Generation AG. All of XL Generation AG's shareholders agreed to the Exchange Offer. The Post-Closing Deliveries included the filing of a report on Form 8-K by the Company and the preparation and delivery by XL Generation AG of audited financial information no later than seventy-five days from August 19, 2005. Following the closing, the Company intends to complete its recapitalization (as discussed in further detail below). In connection with the closing of the Exchange Offer, the Company has appointed four (4) new officers, who replaced the sole officer of the Company, and four
(4) new directors, who supplemented the sole director of the Company. Following completion of the actions required in connection with the Post-Closing Deliveries, all of the issued and outstanding shares of XL Generation AG's common stock will be released from escrow to the Company and the Company Common Stock held in escrow will be delivered to the shareholders of XL Generation AG.

In connection with the Share Exchange Agreement, the Company commenced actions to provide for the revision of the Company's capital structure. Pursuant to such actions, DT Crystal Holdings Ltd., the controlling shareholder of the Company prior to entry into the Share Exchange Agreement, as inducement to the shareholders of XL Generation AG to enter into the Share Exchange Agreement, agreed to cancel four million shares of the Company Common Stock and accept in consideration thereof an option exercisable for 500,000 shares of the Company. In addition, the Company made a stock dividend to shareholders of record of the Company of 9 shares of Common Stock for each share of Common Stock currently held, provided, however, each of DT Crystal Holdings Ltd. and the Alain Lemieux Trust, a trust formed in the Jersey Islands, and Mr. Albert Beerli have waived their respective rights to such stock dividend (the record date for such dividend was set as August 29, 2005). After giving effect to such cancellation, stock dividend and such dividend waivers, the Alain Lemieux Trust, a trust formed in the Jersey Islands, and Mr. Albert Beerli now jointly control approximately 60% of the Company's issued and outstanding stock and DT Crystal Holdings Ltd. will hold the right to acquire approximately 2% of the Company's issued and outstanding stock upon exercise of an option at an exercise price of $1.00 per share.

On August 23, 2005, the Company filed a Certificate of Amendment with the States of Nevada, changing its name to "XL Generation International Inc." The Company also changed its stock symbol to XLGI.

OUR BUSINESS

XL Generation AG, based in Zug, Switzerland, designs specific flooring products for sports, recreational and commercial markets. XL Generation AG has developed new artificial turf systems for sports fields. XL Generation AG holds the worldwide commercial and manufacturing rights for the "XL technology" which is patented or has patents pending in 42 countries. XL Generation AG produces product lines under the "XL" trademark, including the "genuine" XLTURF sport systems. XL Generation AG also distributes its products worldwide through a licensed distribution network, designing and manufacturing private labeled products using the "XL technology".

At the present time, the Company has no paid employees, on either a full or part-time basis. All of the Company's current officers and directors are presently serving without compensation from the Company (although some of the Company's officers and directors are compensated for services to XL Generation
AG). XL Generation AG currently has 18 employees.

Our Company has not had revenues since inception. For the near future it is anticipated that the Company will not be able to diversify, but will essentially be limited to the present acquisition because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered as a factor in any decision to purchase the Company's securities.

At the present time, XL Generation AG's core business is the manufacturing, distributing and selling of artificial turf sport surfaces, using Expanded Polypropylen (EPP) as a replacement for the usual infill (sand and/or rubber) used in the installation of artificial sport surfaces (and used by a number of our competitors). These products can be used for European football (soccer), field hockey, baseball, American football, tennis and paintball. At the present time, XL Generation AG produces 3 soccer products on a commercial scale, 1 rugby product, 1 American football product, 1 tennis product, 1 baseball product, 1 paintball product and 1 landscape product. XL Generation AG anticipates launching playground products in the near future. The XL Turf market is presently based mainly in Europe and North America.

XL Generation AG has a range of all weather and indoor sports surface products which satisfy the criteria of sports organizations including the Federation International de Football Association (FIFA) and the Union des associations europeennes de football (UEFA), as well as having been endorsed by a number of professional soccer players. XL Generation AG believes that the XL range of synthetic sports surfaces offer customers a safer, environmentally friendly, weather resistant and more athlete-friendly option than competitors' products. In early 2005, UEFA and FIFA approved the use of products with no infill (such as rubber and sand), and the ISSS (International sport surfaces sciences) supported biomechanics standards as developed by XL Generation AG's head of product development.

XL Generation AG's products are distributed through either independent distributors or direct sales to the end users. XL Generation AG has distribution agreements in place in the United States, Sweden and South Korea. Distributors have non-exclusive rights in their own country of residence and some distributors are also entitled to sell XL Generation AG products in other countries.

We aspire to become a leading global force in the artificial turf and flooring markets by building both the strength of the XL brand and strategic partnerships with key regional turf and flooring providers. Our vision is to develop a variety of products other than for sports such as landscape and play ground aimed at all types of play space application indoor and all weather, rural and suburban, supervised and inner city.

MAJOR COMPETITION OF XL GENERATION AG

Our products for soccer, football and rugby compete with companies and brands including FieldTurf, Tarkett Group, Polytan, Greenfield, Italgreen, Domo, and Desso. Our product for tennis competes with Tiger-Turf. Our playground product competes with Softile, Sportplay, Rubber-Cal, and Silisport.

SUPPLIERS OF RAW MATERIAL

There are a limited number of EPP producers throughout the world and BASF is XL Generation AG's main EPP supplier. Polyform, a Canadian corporation, is the main supplier of molded EPP blocks, but these beads can be molded into EPP block of different sizes by other molders around the world. Polyprod, also a Canadian corporation, provides the assembly of the final product, using a combination of turf, glue, and EPP.

The fiber used in XL Generation AG's products are provided by Ten Cate Thiolon, one of the main producers of synthetic fiber in the world. XL Generation AG uses the services of several "tufters" based in Dalton, Georgia, who add this fiber to the final product.

INTELLECTUAL PROPERTY

The current relationship between XL Generation AG and the patents, patents pending and all the intellectual and industrial property rights (collectively, the "Intellectual Property") which XL Generation AG is currently utilizing is as follows:

XL Generation AG has been granted a worldwide exclusive license (the "License Agreement") to manufacture, assemble, sell, distribute and promote all the products covered by the Intellectual Property. The Intellectual Property is owned by WKF/5 Ltd, a Maltese corporation controlled (and majority owned) by the Alain Lemieux Trust. The License Agreement shall continue in full force and effect until it automatically expires upon the later of (a) the termination or expiration date of the latest Patent granted; or (b) the expiration date of any extension made by Licensee pursuant to the License Agreement. There is no minimum quota required the License Agreement. The royalty rate has been determined at 5% of gross sales of XL Generation AG. An initial lump sum royalty fee has been paid by XL Generation AG to WKF/5 Ltd and an annual renewal fee of one dollar ($1) will be owed. XL Generation AG has granted to Polyprod Inc., an exclusive license only to manufacture and assemble certain products at the request of XL Generation AG. WKF/5 Ltd. owns patents or has patents pending in more than 42 countries.

As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, consultants, distributors and partners and limit the dissemination and access to our technical documentation and other proprietary information. The patents revolve around the use of EPP as an impact medium.

There are many competitive products available for sport surfaces. However it is the EPP element of the component that differentiates this range of products from others. EPP has been used for some time in the automotive industry for the control of impact and the resultant protection of occupants. The material is now being evaluated as a potential solution for pedestrian impact legislation.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

As stated previously, on August 19, 2005, the Company entered into and closed a Share Exchange Agreement with XL Generation AG. The following discussion of the financial condition and plan operation of the Company takes into account the acquisition of the shares of XL Generation AG and should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Report.

THE COMPANY'S PLAN OF OPERATION

At the present time, the Company has no paid employees, on either a full or part-time basis, other than those employed by XL Generation AG. All of the Company's current officers and directors are presently serving without compensation (although some are employed and compensated by XL Generation AG). The Company does not expect to purchase or sell any significant equipment nor do we expect any significant changes in the number of our employees. XL Generation AG has 18 employees. XL Generation AG does not expect to purchase or sell any significant equipment nor do we expect any significant changes in the number of XL Generation AG's employees.

The Company has not had revenues since inception. The Company anticipates surviving with its current cash reserves and if possible, from shareholder loans and/or funding from sales of its securities until such time as XL Generation AG becomes profitable. Our Company has no long-term debt and does not regard long-term borrowing as a good prospective source of financing.

In connection with the completion of the acquisition of XL Generation AG, the Company incurred certain legal expenses, and the Company borrowed a total amount of $10,000 from Capex Investments (Canada) Limited, a Company related to Claude Pellerin, who was at that time the Company's sole officer and director.

For the near future it is anticipated that the Company will not be able to diversify, but will essentially be limited to the acquisition of XL Generation AG because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered as a factor in any decision to purchase the Company's securities.

Capital Resources

Since the Company's inception on March 18, 2004, our principal capital resources have been acquired through issuance of common stock. On October 13, 2004, the Securities and Exchange Commission issued an order declaring our SB-2 Registration Statement effective pursuant to section 8(a) of the Securities Act of 1933, as amended. On January 19, 2005, we completed our public offering by raising $105,120. We sold 1,051,700 shares of our common stock at an offering price of ten cents per share. Our common stock is listed on the Over the Counter Bulletin Board.

At April 30, 2005, we had positive working capital of $75,779, compared to negative working capital of $696 at April 30, 2004. This change is primarily the result of payment of administration, and professional fees. At April 30, 2005, our Company had total assets of $78,686 consisting of cash, which compares with our Company's total assets at April 30, 2004, of $400 consisting of cash. This change is the result of funds raised through our initial offering. At April 30, 2005, our Company's total liabilities were $2,907. Our total liabilities at April 30, 2004, were $696.

XL GENERATION AG'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

XL Generation AG was incorporated in 1991, and was inactive until March of 2004, when it was granted the exclusive worldwide right to manufacture, promote and sell XL Turf products. XL Turf is an artificial pitch used primarily in soccer stadiums and indoor recreational facilities.

XL Generation AG incurred net losses of $2,104,854 in the fiscal year ended December 31, 2004. In addition, XL Generation AG had a negative working capital of $2,018,232 and a stockholders' deficiency of $2,016,464 as of December 31, 2004. These conditions raise substantial doubt about XL Generation AG's ability to continue as a going concern. (For XL Generation AG's international operations, the local currency is designated as the functional currency. Accordingly, assets and liabilities are translated into U.S. Dollars at year-end exchange rates and revenues and expenses are translated at average exchange rates prevailing during the year. Currency translation adjustments from local functional currency countries resulting from fluctuations in exchange rates are recorded in other comprehensive income).

Management's plan for XL Generation AG's continued existence includes selling additional stock or borrowing additional funds to pay overhead expenses while current marketing efforts continue to raise its sales volume. The future success of XL Generation AG is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that XL Generation AG will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. The inability of XL Generation AG to obtain additional cash could have a material adverse effect on its financial position, results of operations and its ability to continue in existence.

As of December 31, 2004, the accrued expenses of XL Generation AG were $76,275.

During 2004 XL Generation AG received a total of $2,352,333 for an unsecured demand note payable from SOREVE, a former parent company of its French distributor. The note balance at December 31, 2004 is $2,352,333. The note bears interest at a rate based upon a percentage of sales pursuant to a related sales agreement. In March 2004 XL Generation AG received $173,100 for an unsecured demand note payable from Mr. Albert Beerli, a stockholder. During the year, Mr. Beerli continued to support XL Generation AG with additional funds through the payments of overhead in the Zug office. The total note balance at December 31, 2004 was $489,220.

OFF-BALANCE SHEET ARRANGEMENTS

The Company is not a party to any off-balance sheet arrangements.

CONTROLS AND PROCEDURES

It is the responsibility of the officers of the Company to ensure that the Company maintains disclosure controls and procedures designed to provide reasonable assurance that material information, both financial and non-financial, and other information required under the securities laws to be disclosed is identified and communicated to senior management on a timely basis. The Company's disclosure controls and procedures include mandatory communication of material events, automated accounting processing and reporting, management review of monthly results and an established system of internal controls.

As of the end of each of the periods covered by the foregoing disclosures, management conducted an evaluation of the Company's disclosure controls and procedures pursuant to the Exchange Act. Based upon that evaluation, management has concluded that our current disclosure controls and procedures are effective as of each of the periods covered by the foregoing disclosures. The design of any system of controls and procedures is based in part upon certain assumptions about the likelihood of future events.

There have been no significant changes in our internal controls over financial reporting during the fiscal year ended April 30, 2005 or subsequent to that date that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

The term "disclosure controls and procedures" as used in this Report, as defined in Rule 13a-15(e) promulgated under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act"), controls and other procedures of our Company that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act (15 U.S.C. 78a et seq) is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Act is accumulated and communicated to Company's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

                            DESCRIPTION OF PROPERTY

The Company does not own any real estate. The Company does not plan on investing in real estate in the near future. At the present time, the Company's operations are being conducted out of three locations. One of the Company's stockholder's, Albert Beerli, provides the Company with the use of office space at his offices in Zug, Switzerland at no charge. One of the Company's directors, Claude Pellerin, also provides the use of office space at no cost, in Montreal, Canada. XL Generation AG has entered into a lease for office space in New York city. The term of this lease shall run until September 14, 2008, and has a base rent of $8,046.00 per month.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the date of this Report by (i) each director of the Company, (ii) each of the Company's officers named in the Summary Compensation Table, (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                    Amount and Nature of
                                    Beneficial Ownership

   Name and Address of                                 Options/
     Beneficial Owner (1)            Shares            Warrants      Total          Percent
   ----------------------            ------            --------      -----          -------

Alain Lemieux (2)(3)                13,000,000            0        13,000,000         50.9%
Flemming Munck (4)                           0            0                 0            0%
Alexander C. Gilmour (5)                     0            0                 0            0%
Daniel Courteau (2)(6)                 500,000            0           500,000          1.9%
Claude Pellerin (7)                          0            0                 0            0%

Albert Beerli (8)                    1,500,000            0         1,500,000          5.9%

All executive officers              13,500,000            0        13,500,000         52.9%
and directors as a
group (5 persons)

(1) The mailing address for each of the listed individuals is c/o XL Generation International Inc., 460 Saint-Gabriel, Suite 21, Montreal, Quebec H2Y 2Z9, Canada.

(2) 13,500,000 shares of the Company's common stock are held by the Alain Lemieux Trust. Of these shares, 13,000,000 may be deemed to be beneficially owned by Mr. Lemieux and 500,000 may be deemed to be beneficially owned by Mr. Courteau.

(3) CEO, President, Director and owner of 5% or more of the Company's common stock.

(4) CFO and Director.

(5) Chairman of the Board of Directors.

(6) Secretary and Director.

(7) Director.

(8) Owner of 5% or more of the Company's common stock.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS, AND CONTROL PERSONS

The following table presents information with respect to our directors as of the date of this Report:

NAME                              AGE       POSITION
Alain Lemieux                     47        CEO, President and Director
Flemming Munck                    42        CFO and Director
Alexander C. Gilmour CVO          73        Chairman of the Board
Daniel Courteau                   49        Secretary and Director
Claude Pellerin                   35        Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees. At the present time, members of the board of directors are not compensated for their services to the board.

            BIOGRAPHICAL INFORMATION REGARDING OFFICERS AND DIRECTORS

Alain Lemieux, Director, President and CEO. Mr. Lemieux has served as an officer and director of the Company since August, 2005. Mr. Lemieux is also President and CEO of XL Generation AG, positions he has held since February of 2004. Mr. Lemieux is the inventor of the XL Turf technology used by XL Generation AG. Mr. Lemieux continues to oversee XL Generation AG's R & D. In 1998, Mr. Lemieux founded NuGreen surfaces, a company dedicated to researching and developing the use of molded Expanded Polypropylene for different surfaces which would be used for sports, residential purposes and roofing. In 2005, Mr. Lemieux was appointed Ambassador Extraordinary Plenipotentiary & Vice-Secretary General of CISRI-ISP, an Observer Mission to the United Nations. From April, 2002 until March, 2004, Mr. Lemieux was the President and a director of Symbior Technologies Inc. of Montreal, Canada, which became bankrupt in October of 2004.

Flemming Munck, Director, CFO and Treasurer. Mr. Munck has served as an officer and director of the Company since August, 2005. Mr. Munck is an accountant who has held an extensive range of financial management postings for prominent global corporations. His most recent positions have included serving from January, 2004 to December, 2004 as Interim Finance Director for Business Development for Stagecoach Group, and acting as Finance Director for the Sheffield Supertram system from January, 2004 to December, 2004. Prior to these assignments, Mr. Munck's positions included serving as Corporate Controller for Bookham Technology Inc., Commercial & Finance Director for Eye2 Partnership, Divisional Finance Director for Serco Group Plc., Project Manager for Catalyst Housing Group, Finance Director and Treasurer for Avenance Ltd. and Finance Director for Gate Gourmet.

Alexander Clement Gilmour, Director and Chairman of the Board. Mr. Gilmour has served as a director of the Company since August, 2005. Mr. Gilmour was a corporate finance stockbroker with Joseph Sebag and Carr Sebag from 1957 until 1982. Since then he has been on the Board of several companies in the United Kingdom and Hungary, including Konzum, from 1996 until 2000, and Pharma Ltd. from 1997 until 1999. His other activities have included serving as a Governor of the London School of Economics for over 25 years (he is now an Honorary Fellow), Chairman of the National Playing Fields Association for 13 years, President of the South London Chamber of Commerce, Director of the Tate Gallery Foundation, as well as being associated with the Community Foundation movement and other charities in the United Kingdom. For his voluntary work he was made a Commander of the Royal Victorian Order (CVO). He has recently been made a Trustee of the British Garden in Hanover Square, New York. Since 2003, he has served as a consultant to the eye2 group of companies in the United Kingdom.

Daniel Courteau, Director and Secretary. Mr. Courteau has served as a director of the Company since August, 2005. Mr. Courteau is a tax attorney. Since 2000, Mr. Courteau has also been a Director and Secretary of Junex, an oil and gas corporation, formed in Quebec and listed on the Toronto Stock Exchange. From April of 2002 until November, 2003, Mr. Courteau was a director of Symbior Technologies Inc., of Montreal, Canada, which became bankrupt in October of 2004.

Claude Pellerin, Director. Mr. Pellerin is a corporate attorney and a partner in the law firm of Hovington Pellerin Simard S.e.n.c. Since 2002, Mr. Pellerin has served as Director, President, Treasurer and Secretary of Capex Investments (Canada) Limited, an investments and financing corporation based in Montreal, Quebec. From 2001-2002, Mr. Pellerin served as a Secretary for Equilar Capital Corporation, an Ontario Corporation listed on the Toronto Stock exchange. Between 2002 and 2004, Mr. Pellerin served as Vice President for legal affairs for Manaris Corporation, a Nevada corporation listed on the OTCBB. Since 2003, Mr. Pellerin has served as Secretary of Gourmet Flash Inc., a Quebec corporation, and from 2004-2005 served as a Director to Canadian Security Agency
(2004) Inc. Mr. Pellerin served as the Company's President, Secretary and Treasurer from June 17, 2005 until August 19, 2005, at which time he resigned as an officer but remained a director of the Company.

AUDIT COMMITTEE FINANCIAL EXPERT

At the present time, the Company has not appointed an audit committee financial expert.

                             EXECUTIVE COMPENSATION

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Chief Executive Officer of the Company and each of the four most highly-compensated executive officers of the Company who earned a total annual salary and bonuses that exceeded $100,000 in any of the three preceding fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM COMPENSATION
                                                       ANNUAL COMPENSATION                         AWARDS          PAYOUTS
                              (A)            (B)          (C)         (D)        (E)          (F)          (G)       (H)         (I)

                                                                          OTHER
                                                                          ANNUAL    RESTRICTED   SECURITIES
                                                                          COMPEN-      STOCK     UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL                                SALARY       BONUS      SATION     AWARD(S)     OPTIONS/    PAYOUTS    COMPENS-
POSITION                             YEAR(1)        ($)         ($)         ($)         ($)       SARS (#)      ($)      ATION ($)

Alain Lemieux (2)(3)                  2005           0           0           0           0           0           0           0
Director, President and CEO           2004           0           0           0           0           0           0           0
                                      2003           0           0           0           0           0           0           0

Alexander C. Gilmour                  2005           0           0           0           0           0           0           0
Director and Chairman                 2004           0           0           0           0           0           0           0
                                      2003           0           0           0           0           0           0           0

Daniel Courteau                       2005           0           0           0           0           0           0           0
Director and Secretary                2004           0           0           0           0           0           0           0
                                      2003           0           0           0           0           0           0           0

Claude Pellerin (4)                   2005           0           0           0           0           0           0           0
Director                              2004           0           0           0           0           0           0           0
                                      2003           0           0           0           0           0           0           0

Kim Friesen (5)                       2005           0           0           0           0           0           0           0
                                      2004           0           0           0           0           0           0           0
                                      2003           0           0           0           0           0           0           0

      (1) The Company's 2005 fiscal year ended April 30, 2005. XL Generation AG, the Company's wholly-owned subsidiary, has a fiscal year ending December 31st.
      (2) Neither XL Generation International Inc. nor XL Generation AG paid compensation to the officers and directors listed herein during the periods covered by this table.
      (3) Mr. Lemieux has been President and CEO of the Company since August 19, 2005. He has been President and CEO of XL Generation AG since February, 2004.
      (4) Mr. Pellerin was the Company's President, CEO and a Director from June 17, 2005 until August 19, 2005. He remains a Director of the Company.
      (5) Ms. Friesen was the Company's President, CEO and a Director from the date of its inception, on March 18, 2004, until her resignation on June 17, 2005.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

No Option/SAR Grants have been made by the Company in the last fiscal year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

Not applicable.

              LONG-TERM INCENTIVE PLANS- AWARDS IN LAST FISCAL YEAR

Not applicable.

                            COMPENSATION OF DIRECTORS

The Company's directors are not compensated for their services as directors.

                              EMPLOYMENT CONTRACTS

At the present time, the Company has no employment contracts with any of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March of 2004 XL Generation AG received an advance of equal to approximately $135,236 from Mr. Albert Beerli, a stockholder of XL Generation AG who is currently a 5% stockholder of the Company. In addition, Mr. Beerli advanced further payments during the year to cover general overheads and running costs of XL Generation AG's offices in Zug (in Mr. Beerli permits XL Generation AG to utilize his offices). The balance as of December 31, 2004 was equal to $489,220.

On June 29, 2005, the Company entered into a Letter of Intent (the "Letter of Intent") regarding a share exchange with XL Generation AG. Pursuant to the terms of the Letter of Intent, the Company agreed to acquire all of the issued and outstanding shares of common stock of XL Generation AG in exchange for the issuance at closing of an aggregate of 15 Million shares of restricted common stock (the "Common Stock") of the Company (the "Exchange Offer"). The Letter of Intent provided that in the event that substantially all of XL Generation AG's shareholders agreed to participate in the Exchange Offer on that date, such shareholders would thereafter collectively own approximately 60% of the issued and outstanding shares of the Company's Common Stock as of such date, and the Company would hold all or substantially all of the issued and outstanding shares of XL Generation AG's common stock. The Letter of Intent also provided that the Company's Common Stock would be issued directly to the shareholders of XL Generation AG who accepted the Exchange Offer.

On August 19, 2005, the Company entered into and closed a Share Exchange Agreement (the "Share Exchange Agreement"), as contemplated by the Letter of Intent. Pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of common stock of XL Generation AG. The parties have agreed to make certain post-closing deliveries (the "Post-Closing Deliveries") as discussed in further detail below. Until the completion of the Post-Closing Deliveries, all of the shares of the common stock of the Company and XL Generation AG will be held in escrow. The Exchange Offer was conditioned on its acceptance by at least 90% of the stockholders of XL Generation AG. All of XL Generation AG's shareholders agreed to the Exchange Offer. The Post-Closing Deliveries included the filing of a report on Form 8-K by the Company and the preparation and delivery by XL Generation AG of audited financial information no later than seventy-five days from August 19, 2005. Following completion of the actions required in connection with the Post-Closing Deliveries, all of the issued and outstanding shares of XL Generation AG's common stock will be released from escrow to the Company and the Company Common Stock held in escrow will be delivered to the shareholders of XL Generation AG.

The two stockholders of XL Generation AG who entered into the Share Exchange Agreement are (i) the Alain Lemieux Trust and (ii) Albert Beerli. The Alain Lemieux Trust, a trust formed in the Jersey Islands, holds 13,500,000 shares of the Company's common stock. Of these shares, 13,000,000 may be deemed to be beneficially owned by Mr. Alain Lemieux (who is currently the Company's CEO, President and Director) and 500,000 may be deemed to be beneficially owned by Mr. Daniel Courteau (who is currently the Company's Secretary and Director). Mr. Albert Beerli owns 1,500,000 shares of the Company's common stock.

In connection with the Share Exchange Agreement, the Company commenced actions to provide for the revision of the Company's capital structure. Pursuant to such actions, DT Crystal Holdings Ltd., the controlling shareholder of the Company prior to entry into the Share Exchange Agreement, as inducement to the shareholders of XL Generation AG to enter into the Share Exchange Agreement, agreed to cancel four million shares of the Company Common Stock and accept in consideration thereof an option exercisable for 500,000 shares of the Company. In addition, the Company made a stock dividend to shareholders of record of the Company of 9 shares of Common Stock for each share of Common Stock currently held, provided, however, each of DT Crystal Holdings Ltd. and the Alain Lemieux Trust, a trust formed in the Jersey Islands, and Mr. Albert Beerli have waived their respective rights to such stock dividend (the record date for such dividend was set as August 29, 2005). After giving effect to such cancellation, stock dividend and such dividend waivers, the Alain Lemieux Trust and Mr. Albert Beerli now jointly control approximately 60% of the Company's issued and outstanding stock and DT Crystal Holdings Ltd. will hold the right to acquire approximately 2% of the Company's issued and outstanding stock upon exercise of an option at an exercise price of $1.00 per share.

In connection with the completion of the aforementioned Exchange Offer, the Company incurred certain legal expenses, and the Company borrowed a total amount of $10,000 from Capex Investments (Canada) Limited, a Canadian Federal Corporation ("Capex"). Claude Pellerin, who was at that time the Company's sole officer and director (and currently remains a director of the Company) is also the President and a Director of Capex.

Between April of 2005 and September of 2005, Capex Investments Limited loaned XL Generation AG $1,500,000. On September 12, 2005, Capex Investments Limited entered into a Loan Agreement with XL Generation AG, pursuant to which Capex Investments Limited loaned XL Generation AG an additional $500,000.

XL Generation AG has been granted a worldwide exclusive license (the "License Agreement") to manufacture, assemble, sell, distribute and promote all the products covered by the Intellectual Property. The Intellectual Property is owned by WKF/5 Ltd, a Maltese corporation controlled (and majority-owned) by the Alain Lemieux Trust. The Alain Lemieux Trust is also the owner of 45.1% of the Company's issued and outstanding common stock. Of the 13,500,000 shares of the Company's issued and outstanding common stock owned by the Alain Lemieux Trust, 13,000,000 may be deemed to be beneficially owned by Mr. Alain Lemieux, who is currently a director of the Company, as well as its CEO and President, and 500,000 may be deemed to be beneficially owned by Mr. Daniel Courteau, who serves as the Company's Secretary and Director.

XL Generation AG advanced $416,047 to the Alain Lemieux Trust (please see the previous paragraph) as of December 31, 2004. There is no written agreement in connection with this transaction. Interest will accrue on the amount advanced at the rate of 4% annually. It has been agreed by XL Generation AG and the Alain Lemieux Trust that the Alain Lemieux Trust will pay WKF/5 Ltd. amounts owed by XL Generation AG as they come due, until such time as the balance owed under this loan is paid in full.

Since May of 2005, XL Generation AG has been paying 6,600 GBP (approximately $11,637.78) per month to Greendale Consult Limited, an entity formed in the United Kingdom and controlled by Flemming Munck, who is a director of the Company, as well as the Company's CFO and Treasurer.

                            DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share.

The holders of our common stock:

      o have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and
      o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

All shares of common stock now outstanding are fully paid for and non-assessable. Please see the Company's Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

CASH DIVIDENDS

As of the date of this Report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

OPTION

500,000 shares of common stock are issuable upon the exercise of an option issued by the Company on August 19, 2005 (the "Option"). The Option was issued to one of the Company's former shareholders, DT Crystal Holdings Ltd., in consideration of the cancellation of DT Crystal Holdings Ltd.'s outstanding shares. The Option and $1.00 will entitle the Optionee to acquire one share of common stock. The Option is exercisable until August 19th, 2010.

PENNY STOCK

Because the Company's common stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock is classified as a "penny stock". The application of the penny stock rules may affect your ability to resell your shares. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers.

                                     PART II

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(A)   MARKET INFORMATION.

The Company's common equity is traded on the over-the-counter bulletin board under the symbol XLGI.

The following table sets forth for the periods indicated the high and low close prices for the Common Shares in U.S. Dollars. These quotations reflect only inter dealer prices, without retail mark up, mark down or commissions and may not represent actual transactions.

        -----------------------------------------------------
        Quarter Ended                      High         Low
        -----------------------------------------------------
        October 31, 2005                  $3.03        $1.80
        -----------------------------------------------------

The only trading data we have available to us for the quarter ended July 31, 2005 indicates that shares of the Company's stock were traded for $.10 a share and $.12 a share on June 12, 2005. No earlier data is available.

(B)   HOLDERS.

As of October 28, 2005, the Company had approximately 12 holders of record.

(C)   DIVIDENDS.

The Company has never declared or paid dividends. There are currently no restrictions which limit the ability of the Company to pay dividends in the future.

(D)   SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

The Company has never paid compensation to any officer or director, and does not have any compensation plans, involving the issuance of securities or otherwise.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliate a party adverse to us in any legal proceeding.

                          CHANGES IN AND DISAGREEMENTS
                                WITH ACCOUNTANTS

None.

                     RECENT SALES OF UNREGISTERED SECURITIES

15,000,000 SHARES OF COMMON STOCK SOLD TO STOCKHOLDERS OF XL GENERATION AG

On August 19, 2005, the Company entered into and closed a Share Exchange Agreement (the "Share Exchange Agreement") with XL Generation AG. Pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of common stock of XL Generation AG in exchange for the issuance to XL Generation AG's shareholders of 15,000,000 shares of restricted common stock (the "Common Stock") of the Company (the "Exchange Offer"). No cash compensation was received for the Common Stock; the consideration received in respect of such issuance consisted of all of the issued and outstanding common stock of XL Generation AG. The parties agreed to make certain post-closing deliveries (the "Post-Closing Deliveries"). Until the completion of the Post-Closing Deliveries, all of shares of the common stock of the Company and XL Generation AG sold pursuant to the Share Exchange Agreement will be held in escrow.

XL Generation AG is domiciled in Zug, Switzerland. The Exchange Offer was made to the shareholders of the common stock of XL Generation AG pursuant to the exemption from registration provided by Regulation S promulgated under the U.S. Securities Act of 1933, as amended. To the knowledge of the Company, all of XL Generation AG shareholders who have sold their shares are non-U.S. persons. These shares of common stock of XL Generation AG were acquired from the Alain Lemieux Trust, a trust formed in the Jersey Islands, and from Mr. Albert Beerli, a resident of Switzerland.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VIII of the Bylaws of the Company indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

In addition, at the present time, each member of the Company's board of directors and each officer of the Company (each such individual, an "Indemnitee") has entered into an indemnification agreement (the "Indemnification Agreement") with the Company, pursuant to which the Company has agreed to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an Affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by law.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements of Businesses Acquired.

Exhibit 99.1 Financial Statements of XL Generation AG for the year ended
             December 31, 2004.*

      (b)   Exhibits.

Exhibit No.       Description of Exhibits

Exhibit 10.1 Letter of Intent, dated as of June 29, 2005, between the Company and XL Generation AG, incorporated by reference to the exhibits to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on July 6, 2005.
Exhibit 10.2 Share Exchange Agreement, dated as of August 19, 2005, between the Company and XL Generation AG, incorporated by reference to the exhibits to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on August 19, 2005.
Exhibit 10.3 Loan Agreement, dated as of September 12, 2005, between Capex Investments Limited and XL Generation AG, incorporated by reference to the exhibits to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on September 14, 2005.
Exhibit 10.4 Form of Indemnification Agreement, entered into between XL Generation International Inc. and the Company's officers and directors.*
Exhibit 23.1      Consent of Paritz & Company, P.A.*
*     Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, XL Generation International Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           XL GENERATION INTERNATIONAL INC.
Dated: November 1, 2005


                                           By: /s/ Alain Lemieux
                                               -----------------------
                                               Name:  Alain Lemieux
                                               Title: President, Chief Executive
                                                      Officer, and Director